UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NBC Capital Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 17, 2006

Dear Fellow Shareholders:

We cordially invite you to attend the 2006 annual meeting of shareholders of NBC Capital Corporation. The annual meeting will be held beginning at 10:00 a.m., local time, on Tuesday, June 20, 2006, in the company’s principal executive offices, at the Cadence Bank building, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi. The formal notice of the annual meeting appears on the next page.

The annual meeting has been called for the following purposes: (1) to elect nineteen directors of NBC Capital Corporation to serve until the 2007 annual meeting of shareholders or their successors are elected and qualified; (2) to consider and vote upon a proposed amendment to the company’s Articles of Incorporation to change the name of the company to “Cadence Financial Corporation”; (3) to consider and vote upon the proposal to adopt the company’s 2006 Long-Term Incentive Compensation Plan; and (4) to transact such other business as may properly come before the annual meeting or any adjournment thereof.

We hope that you will be able to attend the annual meeting. Whether or not you plan to attend, please submit a proxy by mail, telephone or the Internet. You may submit a proxy by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed envelope. You may also submit a proxy by telephone or via the Internet, should you prefer. Your board of directors recommends a vote “FOR” the (1) election of the persons named in proxy statement as nominees for director, (2) proposal to change the name of the company and (3) the proposal to adopt the company’s 2006 Long-Term Incentive Compensation Plan.

We are gratified by your continued interest in NBC Capital Corporation and are pleased that so many of you have voted your shares in the past. We look forward to seeing you at the annual meeting.

Sincerely yours,

Lewis F. Mallory, Jr.

Chairman of the Board and

Chief Executive Officer

NBC CAPITAL CORPORATION

301 East Main Street

Starkville, Mississippi 39759

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 20, 2006

Notice is hereby given that the annual meeting of shareholders of NBC Capital Corporation will be held beginning at 10:00 a.m., local time, on Tuesday, June 20, 2006, in the company’s principal executive offices, at the Cadence Bank building, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi. The annual meeting has been called for the following purposes:

•	to elect 19 directors of NBC Capital Corporation, to serve until the 2007 annual meeting or until their successors are duly elected and qualified;

•	to consider and vote upon a proposed amendment to the company’s Articles of Incorporation to change the name of the company from “NBC Capital Corporation” to “Cadence Financial Corporation”;

•	to consider and vote upon a proposal to adopt the company’s 2006 Long-Term Incentive Compensation Plan;

•	to transact such other business as may properly come before the annual meeting.

The board of directors has fixed the close of business on Friday, April 28, 2006 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting.

Your vote is important. Regardless of whether or not you plan to attend the meeting, please submit a proxy by mail, telephone or the Internet. You may submit a proxy by mail by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as promptly as possible. You may also submit a proxy by telephone or via the Internet by following the instructions attached to the proxy card. You may revoke your proxy at any time before it is voted at the annual meeting by sending in a replacement proxy or by voting in person at the meeting.

By Order of the Board of Directors,

Hunter M. Gholson

Secretary

May 17, 2006

NBC CAPITAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, JUNE 20, 2006

Introduction

This proxy statement is furnished to the shareholders of NBC Capital Corporation, in connection with the solicitation of proxies on behalf of the board of directors for use at the 2006 annual meeting of shareholders to be held at 10:00 a.m., local time, on Tuesday, June 20, 2006, in the company’s principal executive offices. The company’s principal executive offices are located at 301 East Main Street, Starkville, Mississippi 39759, and its telephone number is (662) 323-1341.

This proxy statement, the accompanying proxy card and the notice of annual meeting are first being distributed to shareholders on or about May 17, 2006.

At the meeting, shareholders will have the opportunity to consider and vote upon:

•	the election of 19 directors to serve until the 2007 annual meeting;

•	the proposed amendment to the company’s Articles of Incorporation to change the name of the company from “NBC Capital Corporation” to “Cadence Financial Corporation”;

•	the proposal to adopt the company’s 2006 Long-Term Incentive Compensation Plan; and

•	any other matter that may properly come before the annual meeting or any adjournments thereof.

The board of directors has fixed the close of business on Friday, April 28, 2006 as the record date for the annual meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. As of April 28, 2006, there were 8,186,724 shares of the company’s common stock outstanding. The company has no other outstanding class of securities. The deadline for proxies to be received is 11:59 P.M., eastern daylight time, on June 19, 2006.

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope. You may also vote by telephone or via the Internet. Please see the instructions attached to the proxy card.

Solicitation and Revocation of Proxies

The company is soliciting your shareholder proxy. The company intends to solicit proxies by mail, but it may also use telephonic and other electronic means of solicitation. As part of its solicitation, the company encourages its directors, officers and employees to solicit shareholder proxies. However, the company does not engage any of its directors, officers or employees specifically to solicit proxies and pays no additional compensation for solicitation. The company’s stock transfer agent, SunTrust Bank, will assist in the solicitation of proxies from brokers and nominees of shareholders.

If a properly signed and dated proxy card is returned with voting instructions in time, the shares represented by the proxy will be voted in accordance with those instructions. If a properly signed and dated proxy card is returned without instructions, the shares represented by that card will be voted “FOR” the (1) election of the nominees for director named herein, (2) amendment to company’s articles of incorporation to change the company’s name to “Cadence Banking Corporation” and (3) adoption of the company’s 2006 Long-Term Incentive Compensation Plan, all as recommended by the company’s board of directors. Your proxy also gives your proxies the discretionary authority to vote your shares on any other matter that is properly presented at the annual meeting. The board of directors is not aware of any other matter to be presented at the meeting other than those specifically discussed in this proxy.

If you have delivered a proxy for the annual meeting, you may revoke it any time before it is voted by attending the meeting and voting in person, giving written notice revoking your proxy to the corporate secretary prior to the date of the annual meeting, or by submitting a new proxy before the meeting.

The company will bear the total cost of soliciting proxies from its shareholders. The company estimates SunTrust’s fees for broker and shareholder nominee solicitation will not exceed $18,000, plus out-of-pocket costs and expenses. The company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. The company will make a list of all shareholders as of the record date available at the annual meeting.

Quorum

A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. A share, once represented for any purpose at the annual meeting, is deemed present for purposes of determining a quorum for the remainder of the annual meeting. This is true even if the shareholder abstains from voting with respect to any matter brought before the annual meeting.

Each share of the company’s common stock outstanding on April 28, 2006 entitles its holder to one vote on any proposal that may properly come before the annual meeting.

As of February 28, 2006, the directors and executive officers of the company beneficially owned a total of 1,252,417 shares or approximately 15.3% of the outstanding shares of the company’s common stock. These individuals have indicated that they will vote for each of the individuals nominated for director by the board of directors and in favor of all other items listed in the “Notice of Annual Meeting of Shareholders”.

Brokers and other nominee holders have the power to vote shares held by them in the election of directors, but do not have the power to vote on the two proposals listed in the notice of the annual meeting, unless the beneficial owner of the shares directs them to vote on such matters. Broker non-votes will not be counted as present for purposes of determining the total number of votes cast on a particular item that comes before the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

At the annual meeting, shareholders will elect 19 directors, who will serve until the 2007 annual meeting of shareholders or their successors are elected and qualified. The board of directors has nominated the 19 persons listed on the proxy card, each of whom is currently a director of the company.

Voting

Shareholders may vote “for”, “against” or abstain from voting for each nominee. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a shareholder returns a properly signed and dated proxy card, but does not indicate a vote or abstention for one or more nominee on the card, the proxy holders will vote all shares represented by proxy “FOR” the nominee or nominees. Otherwise, the signed proxy card will be voted as indicated on the card.

If one or more of the nominees becomes unwilling or unable to serve as a director prior to the annual meeting (an event that the company does not anticipate), the board of directors will name a replacement candidate or candidates. The proxy holders will vote “FOR” the replacement candidate or candidates. The proxy includes this discretionary authority.

Nominees

The following table provides information about the 19 nominees. Unless otherwise indicated, each nominee has engaged in the principal occupation listed for at least five years.

Name	Age	Director Since	Principal Occupation
Mark A. Abernathy (1)(6)(7)	49	1994	President and Chief Operating Officer, Cadence Bank, N. A. and the company

David Byars (2)(7)	52	1998	President, Byars Furniture and David Byars Properties

Robert S. Caldwell, Jr. (2)(6)	64	1999	President, Caldwell Furniture & Properties and Brownwell Realty

Robert L. Calvert, III (1)(3)(4)(5)	66	1999	President, Calvert Spalding Engineers, Inc.

Robert A. Cunningham (1)(2)(4)(5)(6)	60	1990	Managing Partner, Valley Farm, a farming, timber and gravel business

J. Nutie Dowdle (1)(3)(4)(5)	62	1990	Chairman of the Board of Dowdle Enterprises

Name	Age	Director Since	Principal Occupation
Gregory M. Duckett	46	2005	Senior Vice President and Corporate Counsel, Baptist Memorial Health Care

James C. Galloway, Jr. (5)(6)	53	1997	President, Galloway-Chandler-McKinney Insurance Agency, Inc.

Hunter M. Gholson (1)(5)(7)	73	1974	Partner, Gholson, Hicks & Nichols

James D. Graham (2)(6)(7)	56	2001	President, Grayco, Inc., a commercial real estate company

Bobby L. Harper (1)(6)	64	1977	President, Columbus Region, Cadence Bank, N. A., and Chairman of Executive Committee of the company

Clifton S. Hunt	48	2005	President, Standard Construction Company, Inc.

Robert S. Jones (1)(3)(7)	74	1973	Retired auto dealer

Dan R. Lee (2)	58	2004	Chairman, President and CEO, Microtek Medical Holdings, Inc., a manufacturer and distributor of medical products

Lewis F. Mallory, Jr. (1)(5)(6)(7)	63	1969	Chairman of the Board and Chief Executive Officer of the Company and Cadence Bank, N.A.,one of the Company’s wholly-owned subsidiaries

Allen B. Puckett, III, (1)(3)(4)(5)	55	1987	President & CEO, Columbus Brick Corporation

Dr. James C. Ratcliff (6)(7)	74	1978	Retired physician

Sammy J. Smith (6)(7)(8)	66	1977	President, Smith & Byars Men’s Clothing,

H. Stokes Smith (2)(3)(6)(7)(8)	69	1999	National Sales Manager, The Westmount Corporation, a distributing company

(1)	Member of Executive Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Member of Capital Planning Committee
(6)	Member of Compliance Committee
(7)	Member of Trust Investment Committee
(8)	Mr. Sammy J. Smith and Mr. H. Stokes Smith are brothers

CORPORATE GOVERNANCE

Meetings of the Board and Committees

Board of Directors. During 2005, the company’s board of directors met on the third Wednesday of each month, except during June, when the company held the annual shareholders’ meeting. In 2005, the board held 11 regular and two special meetings. Each of the company’s directors attended at least 75% of the regular meetings of the board of directors and of the committees of the board of directors on which the director served, except for Robert S. Jones, who, because of health reasons, only attended 70% of the meetings. The company’s directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the company.

The company’s directors are encouraged to attend the annual meeting of shareholders if their schedules permit, but the company does not otherwise have a policy regarding such attendance. All directors were present at the annual meeting of the shareholders held in 2005.

Committees. The board of directors has established various standing committees, including the Executive Committee, the Audit Committee, the Nominating and Corporate Governance Committee, the Capital Planning Committee, the Compliance Committee, the Compensation Committee and the Trust Investment Committee. These committees generally meet monthly or quarterly and hold special meetings when a need arises. During 2005, the Executive Committee met 14 times, the Audit Committee met seven times, the Nominating and Corporate Governance Committee met two times, the Capital Planning Committee met three times, the Corporate Compliance Committee met three times, the Compensation Committee met two times, and the Trust Investment Committee met four times. There currently are no other standing executive or other committees of the board of directors, or committees performing similar functions. The board of directors has determined that each of David Byars, Robert S. Caldwell, Jr., Robert L. Calvert, III, Robert A. Cunningham, J. Nutie Dowdle, Gregory M. Duckett, James D. Graham, Clifton S. Hunt, Robert S. Jones, Dan R. Lee, Allen B. Puckett, III, Dr. James C. Ratcliff, Sammy J. Smith and H. Stokes Smith satisfies the definition of an “independent” director as established in the American Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission.

Audit Committee. The Audit Committee acts on behalf of the board of directors in reviewing the financial statements of the company and overseeing the relationship between the company and its independent auditor. In addition to monitoring the scope and results of audit and non-audit services rendered by the independent auditor, the committee reviews the adequacy of internal controls, internal auditing and the results of examinations made by supervisory authorities. A more complete description of the Audit Committee’s functions is provided in its charter which is available on the company’s internet website in the “Corporate Governance” section under “Investor Relations” at www.cadencebanking.com and is attached to this proxy statement as Appendix A. The board of directors has determined that Dan R. Lee qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission.

Compensation Committee. The Compensation Committee has the responsibility to make recommendations to the board of directors regarding the compensation and benefits of the company’s executive officers and directors and the establishment and administration of the company’s executive compensation program. A more complete description of the Compensation Committee’s functions is provided in its charter, a copy of which is available on the company’s internet website in the “Corporate Governance” section under “Investor Relations” at www.cadencebanking.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the director nomination process (including evaluating and recommending director nominees and board of directors committee appointments), development and recommendation of a set of corporate governance principles applicable to the company, and addressing other corporate governance issues for the board of directors.

The committee believes that the board of directors should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to the company’s business. In accordance with its charter, the committee has established the criteria for board of directors membership, which include knowledge of the banking industry; experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization; such other professional experience that the committee determines to qualify an individual for board of directors service; relationships with customers and potential customers; service on other public company boards; the candidate’s age at the time of election; and, for continuing directors, an affirmative commitment every three years of a continued desire to serve on the board. In addition, the committee makes every effort to ensure that the board of directors and its committees include at least the minimum number of required independent directors, as that term is defined by applicable standards of the American Stock Exchange and rules and regulations of the Securities Exchange Commission. In determining whether a director should be retained and stand for re-election, the committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors.

The company’s bylaws provide that a director must be a shareholder of the company, and may not be under the age of 21 or over 75 years of age at the time of the shareholders’ meeting at which he or she is elected. The board of directors has established a maximum retirement age of 75 and requires directors to retire from the board in the month they reach 75. In addition, directors may not serve as attorney for any other financial institution or bank or savings and loan holding company, and may not be a member of the board of directors of any other financial institution or bank or savings and loan holding company if such service is prohibited by laws or regulations applicable to depository institutions.

The committee identifies and reviews candidates for director and conducts the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The committee may identify director candidates from submissions by committee members or company employees or agents working for the committee. In addition, the committee has established procedures for consideration of any candidate for director submitted by shareholders, as follows:

•	Timely submission of the name of the director candidate, together with appropriate biographical information and a signed representation by the candidate to timely provide all information requested by the company as part of its disclosures in regard to the solicitation of proxies for the election of directors, should be submitted to the company’s secretary at the company’s principal executive offices at 301 East Main Street, Starkville, Mississippi 39759.

•	The deadline for submission of the director candidate is no later than 90 days prior to the month and day that the proxy materials regarding the last election of the company’s directors were mailed to shareholders.

•	The biographical information submitted must include the candidate’s full name, age and date of birth, educational background, a list of business experience and positions held for the preceding five years, and home and office addresses and telephone numbers.

•	The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person, and the candidate must be present in person at such meeting.

A more complete description of the committee’s functions is provided in its charter and procedures, copies of which are available on the company’s internet website in the “Corporate Governance” section under “Investor Relations” at www.cadencebanking.com. Also, see “Proposals of Shareholders” for a discussion of the provision of the company’s bylaws applicable to shareholder nominations.

Paper Copies of Charters

Any shareholder desiring a paper copy of any of these charters may obtain one by making a written request to the company’s secretary at the company’s principal executive offices at 301 East Main Street, Starkville, Mississippi 39759, Attention: Corporate Secretary.

Code of Ethics

We have adopted a Code of Ethics for directors, officers and employees including the company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. A copy of this Code of Ethics is filed as an exhibit to the company’s 2005 Annual Report that accompanies this proxy statement and is available on the company’s internet website in the “Corporate Governance” section under “Investor Relations” at www.cadencebanking.com. Any substantive amendments to this Code of Ethics or any waivers granted for any director and the company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions will be disclosed in a report on Form 8-K filed with the SEC.

See “Compensation Committee Report” for a description of the functions performed by the compensation committee, and see “Audit Committee Report” for a description of the functions performed by the audit committee.

Compensation of Directors

During 2005, each non-employee director of the company received a $14,400 retainer and $800 for attendance at each meeting of a committee of the board of directors of which he was a member. The secretary of the board received an additional retainer of $40,300, and each member of the executive committee received an additional retainer of $10,800. With the exception of Mr. James C. Galloway, Jr., directors who are employees of the company are not compensated for serving on the board of directors or any of its constituent committees. Mr. Galloway, President of Galloway-Chandler-McKinney Insurance Agency, Inc., a wholly owned subsidiary of Cadence Bank, N. A., a wholly owned subsidiary of the company, received the same compensation as outside directors.

Presiding Director

As indicated above, the non-management directors meet in executive session at least annually. The non-management directors selected Allen B. Puckett, III to preside over such meetings during 2005. The company’s website posts information on the manner in which Mr. Puckett may be contacted by shareholders.

Stock Ownership of Directors, Officers and Principal Shareholders

The table below shows, as of February 28, 2006, the number of shares of the company’s common stock beneficially owned by each person or entity known by the company to be the beneficial owner of more than 5% of the outstanding shares of common stock, each director and nominee, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

Name	Number of Shares Beneficially Owned(A)	Percentage Ownership(B)	Options Exercisable Within 60 Days(C)
Mark Abernathy (1)	18,084	*	39,999
David Byars (2)	15,627	*
Robert S. Caldwell	52,651	*
Robert L. Calvert, III (3)	142,414	1.7%
Robert A. Cunningham (4)	109,571	1.3%
J. Nutie Dowdle	125,867	1.5%
Gregory M. Duckett	1,000	*
James C. Galloway, Jr. (5)	95,689	1.2%
Hunter M. Gholson (6)	78,597	*
James D. Graham	45,799	*
Bobby L. Harper (7)	44,220	*	12,000
Clifton S. Hunt (8)	5,400	*	13,013
Robert S. Jones	35,992	*
Dan R. Lee	1,200	*
Lewis F. Mallory, Jr. (9)	129,460	1.6%	99,999
Allen B. Puckett, III (10)	176,557	2.2%
Dr. James C. Ratcliff (11)	7,397	*
H. Stokes Smith (12)	36,185	*
Sammy J. Smith	5,968	*
Richard T. Haston (13)	6,775	*	26,001
Marcus E. Mallory (14)	1,659	*	10,000
Directors and executive officers as a group (23 persons)

	1,252,417	15.3%	201,012

*	Less than one percent

(A)	Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) under the Securities Exchange Act of 1934.

(B)	Based upon 8,186,724 shares of common stock outstanding.

(C)	Options to acquire the company’s common stock were granted in 2001, 2002 and 2004. All options shown in this column are vested and exercisable within 60 days.

(1)	Includes 662 shares held by the company’s employee stock ownership plan with respect to which Mr. Abernathy has voting power and 2,469 shares held by the company’s Salary Reduction Thrift Plan with respect to which Mr. Abernathy has both voting and investment authority. Also, includes 2,104 shares held in trust for the benefit of his wife, as to which he disclaims beneficial ownership.

(2)	Includes 2,882 shares owned by Mr. Byars’ wife, 1,932 shares over which Mr. Byars serves as custodian for his children, 5,833 shares held through a profit sharing plan, 266 shares held in a business investment account, 778 shares held by family exempt trust, 1,333 held by a marital income trust, and 200 shares held for benefit of his wife, over all of which Mr. Byars exercises investment and voting control. Also includes 837 shares held in a trust for his mother, over which Mr. Byars serves as trustee and exercises investment and voting control.

(3)	Includes 40,712 shares held by two companies over which Mr. Calvert has sole investment and voting control and 1,561 shares owned by Mr. Calvert’s wife, as to which he disclaims beneficial ownership.

(4)	Includes 21,829 shares held in a trust with respect to which Mr. Cunningham has shared voting and investment power and 72,730 shares owned by a partnership, as to which Mr. Cunningham has sole voting and investment power.

(5)	Includes 11 shares held by the company’s employee stock ownership plan with respect to which Mr. Galloway has voting power and 290 shares held by the company’s Salary Reduction Thrift Plan with respect to which Mr. Galloway has both voting and investment authority.

(6)	Includes 8,000 shares held in trust and 13,426 shares held by Mr. Gholson’s wife, as to which he disclaims beneficial ownership. Also, includes 2,666 shares in a limited liability corporation and 5,666 shares in trust, over which Mr. Gholson has sole voting and investment power.

(7)	Includes 42,431 shares held by the company’s employee stock ownership plan with respect to which Mr. Harper has voting power and 1,788 shares held by the company’s Salary Reduction Thrift Plan with respect to which Mr. Harper has both voting and investment authority.

(8)	Includes 1,000 shares owned by a company as to which Mr. Hunt has sole voting and investment power. Also, includes 2,000 shares held in an IRA for Mr. Hunt’s wife, as to which he disclaims beneficial ownership.

(9)	Includes 58,619 shares held by the company’s employee stock ownership plan with respect to which Mr. Mallory has voting power and 2,652 shares held by the company’s Salary Reduction Thrift Plan with respect to which Mr. Mallory has both voting and investment authority.

(10)	Includes 9,557 shares owned by a corporation, over which Mr. Puckett has sole voting and investment authority. Also, includes 6,000 shares owned by Mr. Puckett’s wife, as to which he disclaims beneficial ownership.

(11)	Includes 1,717 shares owned by Dr. Ratcliff’s wife, as to which he disclaims beneficial ownership.

(12)	Includes 12,490 shares owned by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

(13)	Includes 221 shares held by the company’s employee stock ownership plan with respect to which Mr. Haston has voting power and 2,031 held by the company’s Salary Reduction Thrift Plan with respect to which Mr. Haston has both voting and investment authority. Also includes 200 shares held in an IRA for Mr. Haston’s wife, as to which he disclaims beneficial ownership.

(14)	Includes 67 shares held by the company’s employee stock ownership plan with respect to which Mr. Mallory has voting power and 124 held by the company’s Salary Reduction Thrift Plan with respect to which Mr. Mallory has both voting and investment authority. Also, includes 61 shares held in an IRA for Mr. Mallory’s wife, as to which he disclaims beneficial ownership.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

PROPOSAL 2: CHANGE THE NAME OF THE COMPANY FROM NBC CAPITAL CORPORATION TO CADENCE FINANCIAL CORPORATION

(Item 2 on the Proxy Card)

The board of directors has approved and adopted for submission to shareholders an amendment to Article 1 of the Articles of Incorporation of the company that changes the name of the company from NBC Capital Corporation to Cadence Financial Corporation.

The proposed amendment reads as follows:

“Article 1 is hereby amended to reading its entirety as follows:

The name of the Corporation is Cadence Financial Corporation.”

Vote Required

In order to be implemented, this proposal must be approved by the holders of a majority of the shares of our common stock present or represented at the annual meeting.

Purpose of the Proposed Amendment

On October 11, 2005, we changed the name of National Bank of Commerce, our bank subsidiary, to Cadence Bank, N.A. The name was changed primarily to allow the company, through Cadence, to continue to expand into growth markets and to operate under a single bank structure. The company selected the name Cadence because it is unique in the company’s current and future markets and eliminates the confusion in those markets over the former NBC name.

The board of directors believes that it is the best interests of the company and our shareholders to change the company’s name from NBC Capital Corporation to Cadence Financial Corporation. The board of directors believes that changing the name to Cadence Financial Corporation more accurately reflects the company’s regional presence and business strategy. Additionally, the board of directors believes that the proposed name change will more accurately describe our current corporate structure and align the name of the holding company (NBC Capital Corporation) with the bank subsidiary (Cadence Bank, N.A.).

Effect of the Proposed Amendment

Voting and other rights that accompany our common stock will not be affected by the change of the company’s name. All outstanding stock certificates representing common stock issued prior to the effective date of the change in the company’s name will continue to represent company shares, remain authentic, and will not be required to be returned to us or our transfer agent for re-issuance. New stock certificates issued upon the transfer of shares of common stock after the change in company name will bear the new company name, Cadence Financial Corporation, and will have a new CUSIP number. Our trading symbol, ‘NBY,’ will also change to CFY as a result of the change in the company’s name.

If this proposal is approved by the shareholders at the annual meeting, the company will deliver, as soon as reasonably practicable, to the Secretary of State of Mississippi articles of amendment reflecting such approval, and the change will be effective upon filing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE PROPOSAL 2 TO CHANGE THE NAME OF THE COMPANY TO CADENCE FINANCIAL CORPORATION

PROPOSAL 3: ADOPT THE NBC CAPITAL CORPORATION 2006 LONG-TERM INCENTIVE COMPENSATION PLAN

(Item 3 on the Proxy Card)

The board of directors has approved and adopted for submission to shareholders the proposed NBC Capital Corporation 2006 Long-Term Incentive Compensation Plan (the “LTIP”) that permits the board of directors to award eligible employees, directors and consultants with incentive-based and non-incentive-based compensation.

Vote Required

In order to be implemented, this proposal must be approved by the holders of a majority of the shares of our common stock present or represented at the annual meeting.

Purpose of the Plan

The purpose of the LTIP is primarily to encourage the company’s employees and employee-directors and employees of the company’s affiliates to acquire common stock and other equity-based interests in the company so that their interests are aligned with those of other shareholders. The board of directors believes that the LTIP will stimulate employees’, directors’ and consultants’ efforts on the company’s behalf, as well as maintaining and strengthening their desire to remain with the company. The board of directors also believes that participation in the LTIP will encourage a greater personal interest in the business of the company and that such participation and greater personal interest is in the best interests of the company and its shareholders.

Description of the Plan

The LTIP will be administered and managed within the discretion of compensation committee of the company or, in the absence of such committee, by the board of directors. Incentives under the LTIP may be granted to eligible employees director-employees and employees of certain of the company’s affiliates in any one or a combination of incentive options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares.

Key Terms

The following is a summary of the key provisions of the LTIP:

Plan Term:	The LTIP will terminate on December 31, 2015.

Eligible Participants:	The company’s employees and directors-employees and the employees of certain of its affiliates. The company currently has 173 employees who are eligible to participate under the LTIP.

Shares Authorized:	The LTIP reserves 750,000 shares of common stock for issuance, subject to adjustment to reflect stock splits and similar events. The LTIP provides a further limit of 500,000 shares of the number of common shares, which may be issued as restricted stock grants, stock grants, other stock-based incentives and performance shares.

Award Types:

•        incentive stock options under Section 422 of the Internal Revenue Code;

•        non-statutory stock options not covered under Section 422 of the Internal Revenue Code;

•        stock appreciation rights, granting the recipient the right to receive an excess in the fair market value of shares of stock over a specified exercise price;

•        restricted stock, which will be nontransferable until it vests over time;

•        qualified performance-based incentives to employees who qualify as covered employees within the meaning of Section 162(m) of the Internal Revenue Code; and

•        performance based awards, consisting of stock, cash or a combination of stock and cash.

Vesting:	Awards will generally vest in four years unless otherwise determined in the compensation committee’s discretion.

Vesting and Exercise of Stock Options

The exercise price of stock options or stock appreciation rights granted under the LTIP may not be less than the fair market value of the common stock on the date of grant. The term of these awards may not be longer than ten years. The compensation committee will determine at the date of grant when each such award becomes vested and/or exercisable.

Vesting of Restricted Stock Awards and Options

The compensation committee may make the grant, issuance, retention and/or vesting of restricted stock awards and options contingent upon continued employment (or engagement) with the company, the passage of time, or such performance criteria and the level of achievement compared to such criteria as it deems appropriate.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the compensation committee in the award:

•	pre-tax or after-tax net earnings,

•	net interest income growth,

•	non-interest income growth,

•	non-interest expense control,

•	return on average assets,

•	return on shareholders’ equity,

•	return on capital,

•	stock price growth,

•	net interest margin,

•	earnings per share,

•	price per share of stock,

•	market share, and

•	such other performance measures as the compensation committee may determine.

To the extent that an award under the LTIP is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the board of director.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines.

Transferability

Incentive stock options granted under the LTIP shall not be transferable except by will or the laws of descent and distribution. To the extent allowed by law, non-statutory stock options may be transferable to certain family members or foundations for no value or other consideration. Each other award granted under the LTIP may be transferable subject to the terms and conditions established by the compensation committee or the board of directors in accordance with Securities and Exchange Commission’s regulations, applicable stock exchange rules or any other applicable law or regulation.

Administration

The compensation committee will administer the LTIP. The compensation committee will select the company employees and other participants who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the LTIP, establish the terms, conditions and other provisions of the grants. The compensation committee may interpret the LTIP and establish, amend and rescind any rules relating to the LTIP. The compensation committee may delegate to a committee of one or more directors or to the company officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers.

Amendments

The board of directors may terminate or discontinue the LTIP at any time and may amend the plan at any time, as permitted by applicable statutes. However, the board of directors may not revoke or alter, in a manner unfavorable to the LTIP’s participants, the terms of any award under the LTIP then outstanding. The board of directors is further restricted from amending the LTIP without shareholder approval if the absence of such approval would cause the LTIP to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or any other applicable law or regulation.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, reorganization, or exchange of the company’s common stock, or any similar event affecting the company’s common stock, the compensation committee shall adjust the number and kind of shares available for grant under the LTIP, and subject to the various limitations set forth in the LTIP, the number and kind of shares subject to outstanding awards under the LTIP, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of the company on awards granted under the LTIP shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the LTIP. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

Stock option grants under the LTIP may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the company. The company’s practice has been to grant non-qualified stock options. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the amount paid for the stock. The company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and the company will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock awards, are governed by Section 83 of the Internal Revenue Code. For restricted stock awards generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. With respect to stock appreciation rights, income tax is generally becomes due upon exercise of such rights, with respect to the amount by which the fair market value of stock on the date of exercise exceeds the fair market value on the date of grant of such rights.

Under current law, there is a preferential income tax rate for gains on capital assets which are disposed of after a period greater than one year.

As described above, awards granted under the LTIP may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve federal income tax deductions by the company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the LTIP by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the LTIP’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.” At this time, the company does not have any outside directors and does not contemplate awarding performance-based compensation under the LTIP.

The LTIP will also be governed by the provisions of Section 409A of the Internal Revenue Code and the final regulations to be issued under Section 409A. The company anticipates that Section 409A and the final regulations, when issued, will require amendments to the LTIP. The current deadline to amend the LTIP is December 31, 2006. Until the final regulations are issued under Section 409A and the LTIP is amended, the company is required and intends to operate the LTIP and all other nonqualified deferred compensation plans in good faith compliance with Section 409A.

Former Incentive Compensation Plans Discontinued.

In adopting the LTIP, the board of directors determined to supersede and replace two prior plans: The Company’s 2001 Long-Term Severance Plan and the Company’s 2003 Long-Term Incentive Compensation Plan.

Copy of Plan Attached

A complete copy of the company’s 2006 Long-Term Incentive Compensation Plan is attached hereto as Appendix B.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE PROPOSAL 3 TO ADOPT THE COMPANY’S 2006 LONG TERM INCENTIVE COMPENSATION PLAN

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities to the company for the fiscal years ending December 31, 2005, 2004 and 2003, of the chief executive officer and the four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Number of Securities Underlying Options	All Other Compensation

Lewis F. Mallory, Jr.	2005	$354,000	$160,000	0	$5,677	(1)
Chairman and Chief	2004	342,000	0	33,333	23,278
Executive Officer	2003	342,000	0	0	35,504

Mark A. Abernathy	2005	$222,500	$89,000	0	$8,875	(2)
President and Chief	2004	203,000	0	13,333	13,547
Operating Officer	2003	203,000	0	0	18,374

Richard T. Haston	2005	$172,500	$69,000	0	$10,308	(3)
Executive Vice President,	2004	161,000	0	8,667	9,728
Chief Financial Officer	2003	151,000	0	0	10,299

Thomas J. Prince, Jr.	2005	$132,658	$33,000	0	$10,328	(4)
Vice President	2004	130,658	0	6,000	10,428
	2003	122,110	0	0	11,328

Marcus E. Mallory	2005	$118,500	$50,000	0	$6,321	(5)
Vice President(6)	2004	104,910	0	6,000	5,670
	2003	98,000	0	0	4,935

(1)	Includes dividend equivalent reductions to Mr. Mallory’s account under the phantom stock plan in the amount of ($15,443), the company’s matching contribution to its Salary Reduction Thrift Plan in the amount of $10,500 and the company’s contribution to its profit sharing plan in the amount of $10,620.

(2)	Includes dividend equivalent reductions to Mr. Abernathy’s account under the phantom stock plan in the amount of ($4,800), the company’s matching contribution to its Salary Reduction Thrift Plan in the amount of $7,000 and the company’s contribution to its profit sharing plan in the amount of $6,675.

(3)	Includes the company’s matching contribution to its Salary Reduction Thrift Plan in the amount of $5,133 and the company’s contribution to its profit sharing plan in the amount of $5,175.

(4)	Includes the company’s matching contribution to its Salary Reduction Thrift Plan in the amount of $6,348 and the company’s contribution to its profit sharing plan in the amount of $3,980.

(5)	Includes the company’s matching contribution to its Salary Reduction Thrift Plan in the amount of $2,766 and the company’s contribution to its Profit Sharing Plan in the amount of $3,555.

(6)	Mr. Lewis F. Mallory, Jr. and Marcus E. Mallory, the Company’s Vice President, are father and son.

Stock Option Plan

The company maintains two long-term incentive plans for the benefit of the named executives: a phantom stock plan, in which only Mr. Mallory and Mr. Abernathy participate, and a long-term incentive compensation plan. No units were awarded under the phantom stock plan in 2005. As of December 31, 2005, the values of Messrs. Mallory and Abernathy’s accounts in the plan were $275,794 and $85,330, respectively, and the aggregate numbers of units credited to the accounts were 8,579.20 and 2,666.68, respectively.

In 2001, the board of directors adopted a long-term incentive compensation plan that reserved for grant or issuance an aggregate of 235,000 shares of the company’s common stock. In accordance with the terms of the plan, the total number of shares reserved was adjusted to 313,333 shares as a result of the four-for-three stock split that occurred during the third quarter of 2002. As of December 31, 2005, options to purchase a total of 283,500 shares of the company’s common stock were outstanding under this plan at a weighted-average exercise price of $23.34 per share. A total of 12,800 shares remain available for future grants under this plan. At the time this plan was adopted, the rules of the American Stock Exchange did not require shareholder approval if the amount of shares issuable under the plan (together with other shares reserved for issuance to management) did not exceed 5% of the company’s outstanding stock. Therefore, this plan was not submitted to the shareholders for approval. Under the terms of the plan, grants can be made only in the form of nonqualified options at an exercise price set at, or above, the fair market value of the company’s common stock, determined on the date of grant.

In 2003, the board of directors adopted and recommended for shareholder approval the NBC Capital Corporation 2003 Long-Term Incentive Compensation Plan. The shareholders of NBC Capital Corporation at the Annual Meeting of Shareholders held on May 20, 2003 approved this plan. A total of 500,000 shares have been reserved for issuance under this plan. As of December 31, 2005, options to acquire a total of 51,724 shares were outstanding under this plan at a weighted-average exercise price of $25.21 per share. A total of 448,276 shares remain available for future grants under this plan. Under the terms of the plan, grants can be made only in the form of nonqualified options at an exercise price set at, or above, the fair market value of the company’s common stock, determined on the date of grant.

There were no options granted in 2005 to the executive officers named in the Summary Compensation Table.

The following table describes the value of the outstanding options, determined as of December 31, 2005, for each of the executive officers named in the Summary Compensation Table.

2005 YEAR-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options Granted Fiscal Year End(1) (E)Exercisable/(U)Unexercisable		Value of Options At Fiscal Year End(2) (E)Exercisable/(U)Unexercisable
Lewis F. Mallory, Jr.	0	(U)	$0	(U)
	99,999	(E)	$101,332	(E)
Mark A. Abernathy	0	(U)	$0	(U)
	39,999	(E)	$40,532	(E)
Richard T. Haston	0	(U)	$0	(U)
	26,001	(E)	$26,348	(E)
Thomas J. Prince, Jr.	0	(U)	$0	(U)
	13,500	(E)	$4,560	(E)
Marcus E. Mallory	0	(U)	$0	(U)
	10,000	(E)	$6,080	(E)

(1)	All outstanding options were vested as of December 31, 2005.

Employee Benefit Plans

The company maintains four employee benefit plans: a defined benefit pension plan, a savings plan, a profit sharing plan, and an employee stock ownership plan. Matching contributions to the 401(k) plan and profit sharing contributions for the named executives are included in the “Summary Compensation Table.” No contributions were made to the employee stock ownership plan in 2005.

The pension plan and profit sharing plan are a floor offset arrangement, under which the benefits payable from the pension plan are offset, or reduced, by amounts payable from the profit sharing plan. There are no reductions in benefits under this plan for social security payments. Benefits under the pension plan are based upon a formula that takes into account average compensation and years of credited service. Average compensation is determined over the five consecutive year period in which compensation is the greatest. Compensation taken into account for the named executives is listed in the salary column of the Summary Compensation Table, subject to an annual limitation that is imposed under the Internal Revenue Code, which is $210,000 for 2005.

The following table describes the estimated benefits payable from the offset arrangement at the normal retirement age, age 65, in the form of a 10-year certain and life annuity.

5 Year Average Annual Earnings	Years of Service(1)
	10	20	30	40	45
25,000	3,100	6,300	9,400	12,500	13,400
50,000	6,300	12,500	18,800	25,000	26,900
75,000	9,500	19,000	28,500	38,000	40,800
100,000	13,900	27,800	41,600	55,500	59,300
125,000	18,300	36,500	54,800	73,000	77,700
150,000	22,600	45,300	67,900	90,500	96,100
170,000	26,100	52,300	78,400	104,500	110,900
197,000	30,900	61,700	92,600	123,400	130,800

(1)	Messrs. L. Mallory, Abernathy, Haston, Prince and M. Mallory have 41, 11, 9, 27, and 8 years of service, respectively.

The company provides a voluntary deferred compensation plan for certain of its executives and senior officers. Under this plan, the participants may defer up to 25% of their annual compensation. The company may, but is not obligated to, contribute to the plan. Amounts contributed to this plan are credited to a separate account for each participant and are subject to a risk of loss in the event of the company’s insolvency. There were no contributions to this plan in 2005.

Employment Agreements

The company is a party to an executive employment agreement with Mr. Mallory, which expires on May 31, 2007. The agreement provides that should the company, without cause, terminate Mr. Mallory, the company would pay all accrued salary and bonus to the date of termination and the executive’s base compensation payable until the Termination Date (determined without regard to the automatic renewal provision of the contract), but not less than 100% of such base compensation. If Mr. Mallory’s employment is terminated in connection with a change in control, he is entitled to a termination benefit equal to three times his base compensation in effect immediately prior to the change in control, along with a continuation of medical insurance coverage for a period of three years. If Mr. Mallory were terminated in 2006, under the change in control provisions of this contract, he would receive a lump sum payment of $1,062,000 under the agreement.

The company has also entered into agreements with Messrs. Abernathy and Haston, each of which expires on May 31, 2007. These agreements provide that should the company, without cause, terminate Messrs. Abernathy and Haston, the company would pay all accrued salary and bonus to the date of termination and the executive’s base compensation payable until the Termination Date (determined without regard to the automatic renewal provision of the contract), but not less than 100% of such base compensation. Under these agreements, in the event employment is terminated in connection with a change in control, the company will pay an amount equal to two times the base compensation in effect immediately prior to the change in control, along with a continuation of medical insurance coverage for a period of three years. If Mr. Abernathy and Mr. Haston were terminated in 2006, under the change in control provisions of this contract, they would receive $445,000 and $345,000, respectively.

COMPENSATION COMMITTEE REPORT

Six non-employee directors serve on the board’s compensation committee. Among other duties, the committee administers the company’s executive compensation programs and recommends to the board the salary and bonus for the chief executive and other executive officers. The committee met two times during 2005.

Each year, the committee reviews the current compensation practices of financial institutions of similar asset size. Also, the committee obtains information about comparable compensation practices from Watson Wyatt, an independent national compensation-consulting firm. The company’s executive compensation program consists of three basic components: base salary, short-term bonuses, and long-term incentives. In addition, executives participate in the benefit plans and programs that are generally available to all employees of the company.

Each year, the committee reviews the base salary of each executive officer. In determining the appropriate level of compensation for each executive officer, the committee evaluates the executive’s performance; as it relates the Company’s goals, objectives and strategic plan; reviews the compensation data from financial institution of a similar size and reviews the salary survey data developed by the independent compensation consultant. The increases indicated by the 2003, 2004 and 2005 reviews and approved by the compensation committee were effective January 1, 2004, 2005 and 2006, respectively.

Short-term bonuses are cash compensation that may be awarded annually, provided the performance goals designated each year by the committee are achieved. For 2005, the performance goals for Messrs. Lewis Mallory, Abernathy and Haston related to the company’s return on equity and net operating income. The performance goals applicable to Messrs. Prince and Marcus Mallory related to the company’s net operating income and certain additional non-objective measures. The committee determined that the 2005 goals were satisfied, and bonuses were awarded under these programs as reflected in the Summary Compensation Table.

During 2001 and 2003, the company adopted long-term incentive plans, the purpose of which is to further link the financial performance of the company to the financial interests of its executives. During 2005, stock options totaling 16,300 shares were granted under these plans.

The compensation committee practices described above were used to set the compensation of Mr. Mallory, the chairman and chief executive officer of the company. Effective January 1, 2005, the committee increased Mr. Mallory’s base salary from $342,000 for 2004 to $354,000 for 2005. With respect to 2005, Mr. Mallory received a bonus of $160,000. Mr. Mallory did not receive stock options in 2005.

Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted. The committee has determined the company’s compensation practices and policies are not currently affected by this limitation.

Respectfully submitted,

The Compensation Committee of the Board of Directors,

J. Nutie Dowdle, Chairman	Robert S. Jones	H. Stokes Smith
Robert L. Calvert, III	Allen B. Puckett, III	Henry W. Weiss

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the compensation committee are set forth above. There were no committee interlocks or insider participation in compensation decisions in 2005.

PERFORMANCE GRAPH

The Securities and Exchange Commission requires that the company include in its proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the company. The broad market index used in the graph is the AMEX Market Index. The company has chosen to use Hemscott, Inc. Financial Information “REGIONAL-SOUTHEAST BANKS” as its peer group index. A list of the companies is included in the index following the graph.

The graph assumes that $100 was invested in shares of the relevant issuers on January 1, 2001, and all dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one-year intervals, for a five-year period ending December 31, 2005. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer’s market capitalization.

MG Industry Group 413-Regional-Southeast Banks

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BRITTON & KOONTZ CAP CP	CAPITAL BANCORP INC	CAPITALSOUTH BANCORP
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CORNERSTONE BANCSHARES	CRESCENT BANKING CO	EASTERN VIRGINIA BNKSHRS
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PINNACLE BANCSHARES CORP	PINNACLE FINANCIAL PARTN	PREMIER FINANCIAL BANCP
REGIONS FINANCIAL CORP	RENASANT CORP	REPUBLIC BANCORP INC CLA
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SOUTHCOAST FNCL CORP	STONEGATE BANK FL	TENNESSEE COMMERCE BANC
TRUSTMARK CORP	UNITED BANCORP OF AL A	UNITED SECURITY BANCSHRS
WHITNEY HOLDING CORP

AUDIT COMMITTEE REPORT

The audit committee supervises the company’s internal audit function and general auditor, directs an examination of the company’s books and records at least annually and reviews regulatory examination reports, including internal audit reports and audit reports issued by the company’s independent auditors. The audit committee held seven meetings during 2005. Each member of the audit committee is an “independent director” as defined in Section 121(A) of the American Stock Exchange’s Listing Standards and in Section 10A of the Securities Exchange Act of 1934, as amended. Mr. Dan R. Lee is an audit committee financial expert. The audit committee operates under a written charter that was adopted by the board of directors. A copy of the charter can be viewed on the company’s web site at www.cadencebanking.com under the “Investor Relations” section and is attached as Appendix A to this Proxy Statement. As required by Section 10A of the Securities Exchange Act of 1934, the audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the external auditor, T. E. Lott and Company. As a result, the external auditor reports directly to the audit committee, and the audit committee has the ultimate authority to approve the terms of all audit engagements.

The audit committee has reviewed and discussed the audited financial statements with management and T. E. Lott & Company. The discussions with T. E. Lott & Company included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee received the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with representatives of T. E. Lott & Company the independence of the auditor.

Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board of Directors,

Robert A. Cunningham, Chairman	James D. Graham	Henry S. Weiss
David Byars	Dan R. Lee
Robert S. Caldwell, Jr.	H. Stokes Smith

Independent Public Accountants

The company’s consolidated financial statements for the year ended December 31, 2005, were audited by the firm of T. E. Lott & Company. T. E. Lott & Company has also been appointed to audit the company’s financial statements for 2006. A representative of the firm is expected to be present at the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The fees billed for services rendered by T. E. Lott & Company for the fiscal year 2005 were as follows:

•	Audit Fees – Aggregate fees for professional services rendered by T. E. Lott & Company in connection with the audit of NBC Capital Corporation’s consolidated financial statements and internal controls over financial reporting, for reviews of the financial information in the company’s quarterly reports on Form 10-Q, and consents included in SEC filings were approximately $224,938 in 2005 and $208,746 in 2004.

•	Audit Related Fees – Aggregate fees for services rendered by T. E. Lott & Company for audit related services, which included employee benefit plan audits, regulatory examinations, acquisition consultations, regulatory filings, and consultations concerning accounting and financial reporting standards were approximately $42,483 in 2005 and $59,380 in 2004.

•	Tax Fees – Aggregate fees for services rendered by T. E. Lott & Company for preparation of income and other tax returns, tax advice and tax planning were approximately $35,557 in 2005 and $24,976 in 2004.

•	All Other Fees – There were no other fees for services provided by T. E. Lott & Company other than those set forth above.

All of the services listed above were pre-approved by the audit committee. The committee has considered the compatibility of the performance of these non-audit services with maintaining T. E. Lott & Company’s independence.

In connection with the engagement of the independent auditor, the audit committee’s pre-approval process of specific services and fees includes a review of specific services to be performed based on the four categories of services outlined above, a review of fees incurred for such services in the past, a review of expected fees to be incurred, a comparison of fees for similar services, and the establishment of pre-approval limits. The term of any pre-approval is twelve months from the date of the pre-approval, unless the audit committee specifically provides for a more definitive period. The audit committee must separately approve fees for any services that will exceed the pre-approval limits. During the year, circumstances may also arise when it becomes necessary to engage the independent auditor for additional services not contemplated by the original pre-approval engagement. In those instances, the audit committee requires separate pre-approval before engaging the independent auditor for such services. In this regard, the audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next meeting. The audit committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS

During the fiscal year 2005, the law firm of Gholson, Hicks and Nichols provided legal services to the company and its subsidiaries. Hunter Gholson, a director of the company, is associated with Gholson, Hicks and Nichols, a professional association. Gholson, Hicks, and Nichols received a total of $95,988 in legal fees from the company during the fiscal year 2005.

Certain directors and officers of the company, businesses with which they are associated, and members of their immediate families are customers of the subsidiary bank and had transactions with the bank in the ordinary course of its business during the year ended December 31, 2005. As of December 31, 2005, the aggregate principal amount of indebtedness (including unfunded commitments) owed to the bank by these related parties was $39,955,869. This indebtedness comprised approximately 4.65% of the total currently outstanding loans as of December 31, 2005. In the opinion of the board, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Under Section 402 of the Sarbanes-Oxley Act of 2002, loans to executive officers are generally prohibited. However, the law exempts any loan made or maintained by an insured depository institution if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act. All loans to executive officers made by the company’s subsidiary bank are subject to the above referenced section of the Federal Reserve Act. All such loans are included in the total of related party transactions discussed in the preceding paragraph.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers, and any person beneficially owning more than 10% of the company’s common stock to file reports of securities ownership and changes in that ownership with the Securities Exchange Commission. Officers, directors and greater than 10% shareholders also are required to furnish the company with copies of all Section 16(a) forms that they file. Based solely upon a review of the copies of the forms filed during 2005 and to the date of this proxy, the company believes that its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except Marcus E. Mallory, who filed a late Form 4 on October 27, 2005, for 59 shares purchased on August 12, 2005, Robert S. Caldwell, who filed a late Form 5 for the transfer of 4,338 shares into the name of his children, who are no longer living in Mr. Caldwell’s residence and Hunter M. Gholson, who filed a late Amended Form 4 on February 7, 2006 for 2,966 shares transferred into his wife’s name on December 22, 2005.

OTHER MATTERS

Management of the company is not aware of any other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

PROPOSALS OF SHAREHOLDERS

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. The board of directors may also submit other matters to the shareholders for action at the annual meeting. Shareholders of the company may also submit proposals for inclusion in the proxy materials. Proposals of shareholders intended to be presented at the 2007 annual meeting of shareholders must be received by Lewis F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of the company, at 301 East Main Street, Starkville, Mississippi 39759, no later than Friday, January 17, 2007, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting. Nominees to be proposed for election as directors must be delivered in accordance with the company’s bylaws and received by Hunter M. Gholson, Corporate Secretary, at 301 East Main Street, Starkville, Mississippi 39759, no later than Monday, February 16, 2007, in order for such nominations to be considered duly nominated. Nominations received after business reopens will be untimely.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon the written request of any record holder or beneficial owner of the shares entitled to vote at the annual meeting, the company, without charge, will provide a copy of its annual report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 14, 2006. Requests should be mailed to Richard T. Haston, Executive Vice President and Chief Financial Officer, at P.O. Box 1187, Starkville, Mississippi, 39760.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ LEWIS F. MALLORY, JR.
Lewis F. Mallory, Jr. Chairman and Chief Executive Officer

Starkville, Mississippi

April 17, 2006

APPENDIX A

NBC Capital Corporation

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.	SCOPE OF RESPONSIBILITY OF AUDIT COMMITTEE

A.	General

Subject to the limitations noted in Section VIII, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by (1) overseeing the company’s development of a system of financial reporting, auditing, internal controls and compliance with all applicable securities laws, (2) monitoring the operation of such system and (3) reporting to the Board of Directors periodically concerning activities of the Audit Committee.

B.	Relationship to Other Groups

1. Allocation of Responsibilities. The management of the company is responsible primarily for developing the company’s accounting practices, preparing the company’s financial statements and maintaining internal controls. The internal auditors are responsible primarily for objectively assessing the company’s internal controls. The outside auditors are responsible primarily for auditing and attesting to the company’s financial statements and evaluating the company’s internal controls. Subject to the limitations noted in Section VIII, the Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process. The functions of the Audit Committee are not intended to duplicate, certify or guaranty the activities of management or the internal or outside auditors.

2. Accountability. The outside and internal auditors will be apprised that they report directly to the Audit Committee.

3. Communication. The Audit Committee will strive to maintain an open and free avenue of communication among management, the outside auditors, the internal auditors, and the Board of Directors.

II.	COMPOSITION OF AUDIT COMMITTEE

The Audit Committee will be comprised of three or more directors selected in accordance with the company’s bylaws, each of whom will meet the standards of independence or other qualifications required from time to time by the American Stock Exchange and applicable law.

III.	MEETINGS OF AUDIT COMMITTEE

The Audit Committee will meet at least three times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite other directors or representatives of management, the outside auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet in executive session. The Audit Committee will maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board of Directors.

IV.	POWERS OF AUDIT COMMITTEE

A.	Activities and Powers Relating to the Annual Audit

1. Planning the Annual Audit. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the outside auditors. In connection with this responsibility, the Committee will monitor the planning of each annual audit of the company’s financial statements, including taking any of the following actions that the Audit Committee deems to be necessary or appropriate in connection therewith:

a. approve the terms of the outside auditors’ annual engagement letter;

b. review significant relationships between the outside auditors and the company, including those described in written statements of the outside auditors furnished to the Audit Committee under Independence Standards Board Standard No. 1; and

c. discuss the scope and comprehensiveness of the audit plan of the outside auditors.

2. Review of Annual Audit. The Audit Committee will review the results of each annual audit with management and the outside auditors, including a review of any of the following matters that the Audit Committee deems to be necessary or appropriate:

a. the company’s annual financial statements and related footnotes, and any report, opinion or review rendered thereon by the outside auditors or management;

b. other sections of the company’s 10-K annual report that pertain principally to financial matters;

c. significant audit findings, adjustments, risks or exposures;

d. “reportable conditions” or other matters that are required by generally accepted auditing standards (including Statement of Auditing Standards No. 61) or federal securities laws (including Section 10A of the Securities Exchange Act of 1934) to be communicated by outside auditors to the Audit Committee;

e. difficulties or disputes with management or the internal auditors encountered during the course of the audit and any management letters provided by the outside auditors;

f. the outside auditors’ views regarding the company’s financial disclosures, the quality of the company’s accounting principles as applied, the underlying estimates and other significant judgments made by management in preparing the financial statements, and the compatibility of the company’s principles and judgments with prevailing practices and standards;

g. significant changes in the company’s accounting principles, practices or policies during the prior year and the rationales therefore;

h. the accounting implications of significant new transactions;

i. the adequacy of the company’s financial reporting processes, internal controls and securities law compliance procedures;

j. changes required in the outside auditors’ audit plan for future years; and

k. the extent to which the company has implemented changes in financial and accounting practices or internal controls that were previously recommended to or approved by the Audit Committee.

B.	Other Powers

The Audit Committee is given the authority to take any or all of the following actions that it deems to be necessary or appropriate:

1. meet from time to time with the internal auditors to (a) discuss the scope and comprehensiveness of the internal auditors’ staffing and budget or (b) review the extent to which the company has implemented prior recommendations of the internal auditors;

2. meet jointly or separately from time to time with representatives of the outside auditors, the internal auditors, or any member of management to assist in resolving differences among them or to discuss the performance and independence of the outside or internal auditors or any other issue referred to in this Charter;

3. make recommendations to management or the Board of Directors regarding (a) the replacement of the outside auditors, (b) changes in the staffing, budget or charter (if any) of the internal auditors or (c) changes in the services or practices of the outside or internal auditors;

4. approve the terms (including fees) of all audits and other engagements;

5. take action designed to satisfy the Audit Committee and the Board of Directors of the independence of the outside auditors, including adopting resolutions that require management to either notify or obtain the approval of the Audit Committee or its Chairman prior to the company’s retainment of the outside auditors to perform any consulting or other non-audit services (excluding those that will not involve annual payments exceeding any minimum amounts designated by the Committee);

6. request management or the outside or internal auditors to provide any information that the Audit Committee deems necessary to perform its oversight functions, including copies or summaries of reports of the internal auditors (and management’s responses thereto);

7. conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities, and employ independent legal counsel or other professionals to assist in any such investigations;

8. review periodically the effectiveness and adequacy of the company’s securities law compliance procedures, and consider, adopt and recommend to the Board of Directors any proposed changes thereto as management or the Audit Committee deems appropriate or advisable;

9. review periodically the procedures established by the company to monitor its compliance with debt covenants;

10. consult periodically with the company’s legal counsel concerning the Audit Committee’s responsibilities or legal matters that may have a material impact on the company’s financial statements, internal controls, or corporate compliance procedures;

11. undertake any special projects assigned to it by the Board of Directors;

12. issue any reports or perform any other duties required by (a) the company’s articles of incorporation or bylaws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, the American Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee;

13. retain, to the extent it deems necessary or appropriate, independent legal, financial or other advisors, and approve related fees and other retention terms;

14. appoint, in its discretion, one or more subcommittees for any purposes within the Audit Committee’s scope of responsibilities; and

15. consider and act upon any other matters concerning the financial affairs of the company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V.	REVIEW OF CHARTER

The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

VI.	ANNUAL PERFORMANCE EVALUATION

The Audit Committee will conduct an annual evaluation of its performance, including the Committee’s compliance with the provisions of this Charter and forward written notice to the Chairman of the Nominating and Corporate Governance Committee confirming that such performance evaluation has been completed each year.

VII.	PROCEDURE FOR TREATMENT OF COMPLAINTS

The Chairman of the Audit Committee shall be designated as the person to whom all employees with concerns regarding accounting, auditing, or internal control matters should communicate their concerns. This designation, together with the address of the Chairman of the Audit Committee, and the fact that concerns can be expressed on an anonymous basis, shall be conveyed to all employees of the company and shall be placed in the Employee Manual.

Upon receipt of any complaint, the Chairman of the Audit Committee shall have the authority either to (a) authorize the internal auditors to investigate the complaint; (b) retain outside advisors to investigate the complaint; or (c) convene a special meeting of the Audit Committee to discuss the investigation of the complaint. Each complaint shall be reported to the Audit Committee at its next meeting, and shall be investigated and resolved to the satisfaction of the Audit Committee. If the investigation discloses any misdeeds on the part of the senior management team, the matter shall be promptly reported to the entire Board of Directors.

VIII.	LIMITATIONS

A. Notwithstanding anything in this Charter to the contrary, the Committee shall not be required to take all of the actions or to exercise all of the powers enumerated above. The Committee’s failure to investigate any matter, to resolve any dispute or to take any other actions or exercise any powers enumerated above in connection with the good faith exercise of its oversight functions shall in no way be construed as a breach of its duties or responsibilities to the company, its directors or its shareholders.

B. The Audit Committee is not responsible for preparing the company’s financial statements, planning or conducting the audit of such financial statements, or determining that such financial statements are complete and accurate or prepared in accordance with generally accepted accounting standards, all of which are the responsibility of management or the outside auditors. The Audit Committee’s oversight functions involve substantially lesser responsibilities than those associated with the audit performed by the outside auditors. In connection with the Audit Committee’s oversight functions, the Committee may rely on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of the outside auditors.

C. In carrying out its oversight functions, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

* * * * * * * * * *

APPENDIX B

NBC CAPITAL CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

This Long-Term Incentive Compensation Plan (“Plan”), effective December 21, 2005, is established primarily to encourage employees of NBC Capital Corporation (the “Company”) and its Affiliates to acquire Stock and other equity-based interests in the Company. It is believed that the Plan will stimulate employees’ efforts on the Company’s behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its shareholders, and will encourage such employees to have greater personal financial investment in the Company thorough ownership of its Stock. The Plan supersedes and replaces the Company’s 2001 Long-Term Incentive Plan and the Company’s 2003 Long-Term Incentive Compensation Plan (the “Original Incentive Plans”).

1.	Definitions

“Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended.

The “Board” means the Board of Directors of the Company.

Unless otherwise expressly defined in an agreement between the Company and an employee, “Cause” shall mean that an employee has (a) committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct that is materially injurious to the Company’s (or an Affiliate’s) financial condition or business reputation; (b) committed intentional damage to the property of the Company (or an Affiliate) or committed intentional wrongful disclosure of confidential information that is materially injurious to the Company’s (or an Affiliate’s) financial condition or business reputation; or (c) intentionally refused to perform the material duties of his or her position.

The “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

The “Committee” means the Compensation Committee of the Board of Directors of the Company.

The “Company” means NBC Capital Corporation.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Eligible Employee” means a regular full-time or part-time employee of the Company and its Affiliates, including officers and directors of such Affiliates, whether or not under direction of the Company.

“Fair Market Value” means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date is the closing price for the Stock as reported on the American Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

“Incentive Option” means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Incentives” means awards made under this Plan of any of the following, or any combination of the following: (a) Options (including both Incentive Options and Nonstatutory Stock Options); (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Performance Shares.

“Nonstatutory Stock Option” means any Option that is not an Incentive Option.

“Option” means an option to purchase one or more shares of the Company’s Stock.

“Participant” means any holder of an Incentive awarded under the Plan.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, deposit, loan or fee growth, net interest income, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. In the case of Qualified Performance-Based Incentives, the Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for recipients of such Incentives.

“Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or Participant.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, an Incentive.

“Performance Shares” shall mean contingent awards granted by the Committee in shares of Stock, cash or any combination of Stock and Stock and cash, with such awards only paid if the Company, an Affiliate, or Division specified by the Committee meets Performance Goals established by the Committee.

“Plan” shall refer to the Long-Term Incentive Compensation Plan described in this document.

“Qualified Performance-Based Incentives,” means awards of Incentives intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Restricted Stock,” means shares of Stock granted to a Participant subject to a Risk of Forfeiture.

“Restriction Period” means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.

“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

“Stock” shall refer to one or more shares of the Company’s common stock.

“Stock Appreciation Right” means a right to receive any excess in the Fair Market Value of shares of Stock over a specified exercise price.

2.	Incentives

Incentives under the Plan may be granted in any one or a combination of (a) Incentive Options (or other statutory stock option); (b) Nonstatutory Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Shares. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee, except that the provisions of this Plan shall not apply retroactively to any Incentive issued before the effective date of this Plan. Determinations by the Committee under the Plan (including, without limitation, determinations as to the Eligible Employees; the form, amount and timing of Incentives; and the terms and provisions of agreements evidencing Incentives) need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives, whether or not such Eligible Employees are similarly situated.

3.	Administration

(a) Compensation Committee. The Plan shall be administered by the Compensation Committee. No person who makes or participates in making an award under this Plan, whether as a member of the Committee, a delegate of the Committee, or in any other capacity, shall make or participate in making an award to himself or herself. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Powers of Committee. The Committee will have full discretionary power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, in addition to all other powers provided by this Plan, the Committee’s discretionary powers will include, but will not be limited to, the following discretionary powers:

(1) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(2) To interpret the Plan;

(3) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, and the determination of whether a worker is an Eligible Employee shall be made in the sole and exclusive discretion of the Committee;

(4) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

(5) To delegate some or all of its power and authority to the Chief Executive officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate. However, the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934;

(6) To impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality agreements and, to the extent allowed by law, non-competition and other restrictive or similar covenants.

(7) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award made under the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(8) If the Committee determines that the amendment of an Incentive awarded under this Plan is in the best interest of a Participant, to amend any such Incentive without the consent of the Participant.

Any determination by the Committee or its delegate(s) shall be final, binding and conclusive on all persons, in the absence of clear and convincing evidence that the Committee or its delegates(s) acted arbitrarily and capriciously.

(c) Vesting Period. If applicable, the Committee shall determine the vesting period for Incentives granted under this Plan and shall specify such vesting period in writing in making an award of an Incentive under this Plan.

(d) Documentation of Award of Incentive. Each Incentive awarded under this Plan shall be evidenced in such written form, as the Committee shall determine. Each award may contain terms and conditions in addition to those set forth in the Plan.

4.	Eligibility/Forfeiture in the Event of Termination for Cause

(a) Eligibility. Eligible Employees may receive Incentives under this Plan. Those directors who are not regular employees of the Company are not eligible to receive Incentives.

(b) Forfeiture. If the Company or one of its Affiliates terminates an Eligible Employee for Cause, the Board, by written resolution, may, to the fullest extent allowed by law, cancel and/or cause the forfeiture of any unvested and/or unexercised Option and any unvested or unpaid Stock Appreciation Right, unvested Performance Share, or Restricted Stock awarded to such Eligible Employee.

5.	Qualified Performance-Based Incentives

(a) Applicability. This section will apply only to Covered Employees, or to those persons whom the Committee determines are reasonably likely to become Covered Employees in the period covered by an Incentive. The Committee may, in its discretion, select particular Covered Employees to receive Qualified Performance-Based Incentives. The Committee may, in its discretion, grant Incentives (other than Qualified Performance-Based Incentives) to Covered Employees that do not satisfy the requirements of this section.

(b) Purpose. As to any Covered Employee or person likely to become a Covered Employee during the period covered by an Incentive, the Committee shall have the ability to qualify any of the Incentives as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Incentive as a Qualified Performance-Based Incentive, the provisions of this section will control over any contrary provision contained in the Plan. In the course of granting any Incentive, the Committee may specifically designate the Incentive as intended to qualify as a Qualified Performance-Based Incentive. However, no Incentive shall be considered to have failed to qualify as a Qualified Performance-Based Incentive solely because the Incentive is not expressly designated as a Qualified Performance-Based Incentive, if the Incentive otherwise satisfies the provisions of this section and the requirements of Section 162(m) of the Code and the regulations there under applicable to “performance-based compensation.”

(c) Authority. All grants of Incentives intended to qualify as Qualified Performance-Based Incentives shall be made by the Committee or, if all of the members thereof do not qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, by a subcommittee of the Committee consisting of such of the members of the Committee who do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan. The Committee (or subcommittee, if necessary) shall also determine the terms applicable to Qualified Performance-Based Incentives.

(d) Discretion of Committee. Options may be granted as Qualified Performance-Based Incentives. The exercise price of any Option intended to qualify as a Qualified Performance-Based Incentive shall in no event be less that the Fair Market Value on the date of the grant of the Stock covered by the Option. With regard to other Incentives intended to qualify as Qualified Performance-Based Incentives, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period. Additionally, the Committee shall have full discretion to establish the Performance Criteria, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, Affiliate or Division or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Incentives shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code), and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Incentives. A Participant will be eligible to receive payment under a Qualified Performance-Based Incentive that is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Incentive, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Incentive earned for the Performance Period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Limitation of Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Incentive shall be made except on such basis, if any, as will not cause such Incentive to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

6.	Shares Available for Incentives and Limits on Incentives

(a) Maximum Shares. Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 750,000 shares of Stock of the Company. If shares of Stock of the Company are split, then the number of shares reserved for issuance under the Plan shall be automatically adjusted to reflect such a stock split.

(b) Limit on an Individual’s Incentives. In any given year, no Eligible Employee may receive Incentives covering more than 20% of the aggregate number of shares, which may be issued pursuant to the Plan. Except as may otherwise be permitted by the Code, Incentive Options granted to an Eligible Employee during one calendar year shall be limited as follows: at the time the Incentive Options are granted, the Fair Market Value of the Stock covered by Incentive Options first exercisable by an Eligible Employee in any calendar year may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the Stock as of the date the Qualified Performance-Based Incentive is granted.

(c) Source of Shares. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Stock or from Stock held in the Company treasury. To the extent that shares of Stock subject to an outstanding award under the Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised; by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award; by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the Participant; or being exchanged for a grant under the Plan that does not involve Stock, then such shares shall immediately again be available for issuance under the Plan, unless such availability would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other applicable law or regulation.

(d) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the price of Options; and in the Fair Market Value of Stock Appreciation Rights. No adjustment under this section or any other part of this Plan shall be made if: (1) it would cause an Incentive granted under this Plan as a Qualified Performance-Based Incentive to fail under Code 162(m), or (2) it would cause an Incentive granted as Incentive Option to fail to meet the criteria for Incentive Option.

7.	Options

The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options. Such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Option Price. The option price per share with respect to each Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to an Eligible Employee who, immediately prior to such grant, owns stock (either common or preferred) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company, the option price shall not be less than one hundred ten percent (110%) of the fair market value on the date of grant.

(b) Period of Option. The period of each Option shall be fixed by the Committee but shall not exceed ten (10) years.

(c) Payment. The Option price shall be payable in cash at the time the Option is exercised; provided, however, that in lieu of such cash the person exercising the Option may pay the option price in whole or in part by delivering Stock having a fair market value on the date of exercise of the Option equal to the option price for the shares being purchased. No shares shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.

(d) Exercise of Option. So long as an Option grantee remains employed by the Company, the shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine. In no event shall any Option be exercisable after its specified expiration period.

(e) Termination of Employment. Upon the termination of an Option grantee’s employment (for any reason other than retirement, death or Cause) Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the termination of an Option grantee’s employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Option privileges shall expire unless exercised or surrendered under a Stock Appreciation Right within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Option. Incentive Options must, however, be exercised no later than three months after termination of employment, unless the Option grantee is disabled, in which case this three month period is extended to one year. If a Participant’s employment or consulting assignment is terminated for Cause, all rights under the Option shall expire upon the Participant’s receipt of the notice of such termination.

(f) Retirement. Upon retirement of an Option grantee, Option privileges shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the retirement of an Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Option privileges shall expire unless exercised within such period of time as may be established by the Committee but in no event later than the expiration data of the Option.

(g) Death. Upon the death of an Option grantee, Option privileges shall apply to those shares that were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the death of an Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the expiration date of the Option.

(h) Divorce. Incentive Stock Options transferred incident to divorce will cease to be statutory stock options on transfer.

(i) Cancellation of Options with No Value. Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if their Fair Market Value decreases such that their exercise price is significantly above their Fair Market Value.

8.	Stock Appreciation Rights

The Committee may, in its discretion, grant Stock Appreciation Rights either singly or in combination with an underlying Option granted hereunder. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Option, it may be granted at the time of the Option or at any time thereafter but prior to the expiration of the Option. If a Stock Appreciation Right is granted with respect to an underlying Option, at the time the Stock Appreciation Right is granted, the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Option. In no event shall the exercise period for a Stock Appreciation Right exceed the exercise period for such Option. If a Stock Appreciation Right is granted without an underlying Option, the Committee shall set the period for exercise of the Stock Appreciation Right.

(b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a Stock Appreciation Right is granted without an underlying Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to or exceeding the Fair Market Value of the Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

(c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Stock, cash, or any combination of Stock and Stock and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

9.	Performance Shares

The Committee may grant Performance Shares to any Eligible Employee selected by the Committee in its sole discretion. Such Performance Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Performance Period and Performance Goals. In granting Performances Shares, the Committee shall determine and specify the Performance Period. The Committee shall also establish Performance Goals to be met by the Company or Affiliate during the Performance Period as a condition to payment of the Performance Share grant. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

(b) Payment of Performance Shares. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share grant if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share grant shall be expressed in terms of shares of Stock. After the completion of a Performance Period, the performance of the Company or Affiliate shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share grant shall be paid. The Committee, in its discretion, may elect to make payment in shares of Stock, cash or a combination of Stock and Stock and cash. Any cash payment shall be based on the Fair Market Value of Performance Shares on, or reasonably close to, the date of payment.

(c) Revision of Performance Goals. At any time prior to the end of a Performance Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur that have a substantial effect on the performance of the Company or Affiliate and that in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

(d) Requirement of Employment. A grantee of Performance Shares must remain in the employment of the Company until the completion of the Performance Period in order to be entitled to payment under the Performance Share grant. However, the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

(e) Dividends. The Committee may, in its discretion, at the time of the granting of Performance Shares, provide that any dividends declared on the Stock during the Performance Period, and that would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

10.	Restricted Stock

The Committee may award Restricted Stock to a grantee. All shares of Restricted Stock granted shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Requirement of Employment. A grantee of Restricted Stock must remain in the employment of the Company during the Restriction Period in order to retain the shares of Restricted Stock. If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock award shall terminate and the shares of Stock shall be returned immediately to the Company. However, the Committee may, at the time of the grant, allow the employment restriction to lapse with respect to a portion or portions of the Restricted Stock at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction, as it deems equitable.

(b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan. Each certificate for shares of Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d) Lapse of Restrictions. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The grantee shall then be entitled to have the legend removed from the certificates.

(e) Dividends. The Committee shall, in its discretion, at the time the Restricted Stock is awarded, provide that any dividends declared on the Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

11.	Acquisition and Change of Control Events

(a) Definitions.

(1) “Acquisition Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which the Company’s Stock is converted into or exchanged for the right to receive cash, securities of the other entity, or other property; or

(ii) any exchange of shares of the Company for cash, securities of another entity or other property pursuant to a statutory share exchange transaction.

(2) “Change of Control Event” shall mean:

(i) any merger, consolidation or share exchange that results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(ii) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 35% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (iii), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any corporation pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

(iii) any sale of all or substantially all of the assets of the Company; or

(iv) the complete liquidation of the Company.

(b) Effect on Options.

(1) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof). However, if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between the Option holder and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding corporation (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding corporation (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such Acquisition Event. However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange thereof, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(2) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

(c) Effect on Restricted Stock.

(1) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award.

(2) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

(d) Effect on Other Awards.

(1) Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Incentive granted under the Plan at the time of the grant of such Incentive.

(2) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Incentive or any other agreement between an Incentive holder and the Company, all other Incentives shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive. Additionally, upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), all Performance Shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of the Change in Control or based on 100% of the value on the date of grant of the Performance Shares or other performance-based award, if such amount is higher.

12.	Discontinuance or Amendment of the Plan

The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other applicable law or regulation. No Incentive shall be granted under the Plan after December 31, 2015, but Incentives granted prior to such date may extend beyond the date.

13.	Nontransferability

Incentive Options granted under the Plan shall not be transferable except by will or the laws of descent and distribution. To the extent allowed by law, Nonstatutory Options may be transferable to certain family members or foundations for no value or other consideration. Each other Incentive granted under the Plan may be transferable subject to the terms and conditions as may be established by the Committee in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation.

14.	No Right of Employment

The Plan and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company or its Affiliates, or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason. Neither shall the Plan and the Incentives granted hereunder confer on a consultant the right to continuation of his or her consulting agreement.

15.	Taxes

The Company shall be entitled, at the time the Company deems appropriate under the law then in effect, to withhold the amount of any tax attributed to any Incentive granted under the Plan.

16.	Governing Law

The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Mississippi, without regard to applicable conflicts of law principles.

17.	Miscellaneous

The provisions of this Plan shall be severable, and the invalidity of any particular provision of the Plan shall not cause the Plan as a whole to be invalid.

Adopted by the Board of Directors this 21st day of December 2005.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

ê Please fold and detach card at perforation before mailing. ê

NBC CAPITAL CORPORATION	PROXY

This proxy will be voted as directed below on the proposal set forth in the proxy statement of the meeting. The Board of Directors recommends a vote “FOR” all nominees listed below, and “FOR” Items 2 and 3 below.

Item 1.	To elect nineteen directors of NBC Capital Corporation to serve until the 2007 annual meeting, or until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(01) Mark A. Abernathy	(02) David Byars	(03) Robert S. Caldwell, Jr.	(04) Robert L. Calvert, III	(05) Robert A. Cunningham

(06) J. Nutie Dowdle	(07) Gregory M. Duckett	(08) James C. Galloway, Jr.	(09) Hunter M. Gholson	(10) James D. Graham

(11) Bobby L. Harper	(12) Clifton S. Hunt	(13) Robert S. Jones	(14) Dan R. Lee	(15) Lewis F. Mallory, Jr.

(16) Allen B. Puckett, III	(17) Dr. James C. Ratcliff	(18) H. Stokes Smith	(19) Sammy J. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee(s) check the box above to vote “FOR” all nominees and strike a line through the nominee’s name in the list above.

Item 2.	To amend the Corporation’s Articles of Incorporation to change the name from “NBC Capital Corporation” to “Cadence Financial Corporation”.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3.	To adopt the Company’s 2006 Long-Term Incentive Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued, and to be marked, dated and signed, on the other side)

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Proxy card must be signed and dated below.

ê Please fold and detach card at perforation before mailing. ê

PROXY	NBC CAPITAL CORPORATION	PROXY
Starkville, Mississippi

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON June 20, 2006

The undersigned shareholder(s) hereby appoint(s) Robert L. Calvert, III, Robert A. Cunningham, Allen B. Puckett, III and Sammy J. Smith or any one of them (with full power to act alone), proxies for the undersigned to attend the annual meeting of the shareholders of NBC Capital Corporation to be held on Tuesday, June 20, 2006 at 10:00 a.m. in the Company’s principal executive offices, at the Cadence Bank building, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi, and any and all adjournments, thereof, with full power for any of them to appoint and to revoke the appointment of a substitute for themselves at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of NBC Capital Corporation as the undersigned would be entitled to vote if personally present. In addition to the specific instructions herein, the proxies are also authorized to vote upon such other business as may properly come before the 2006 Annual Meeting of Shareholders and any adjournments thereof.

This proxy will be voted as directed below on the proposals set forth in the proxy statement of the meeting.

Date: __________________________, 2006

Signature: _____________________________________________

Signature: _____________________________________________
Please sign exactly as the name appears on the certificate(s) representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Please mail in the accompanying postpaid envelope